Exhibit 23.1

Board of Directors
Western Goldfields, Inc.
Reno, Nevada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated February 26, 2004, except for Note 18, which is dated August 4, 2004, on the financial statements of Western Goldfields, Inc. as of December 31, 2003 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

July 14, 2005